Exhibit 99.2

Financial Information for the quarter ended March 31, 2004

As described in Notes 1 and 12 to the consolidated financial statements of Lancer Corporation and subsidiaries (the “Company”), the financial information contained herein has not been reviewed by the Company’s independent auditors. The Company intends to file all of the appropriate periodic reporting forms and amendments with the Securities and Exchange Commission after the independent auditors have completed the audits and reviews and all additional required disclosure has been completed. The Company recognizes that the information contained in this Exhibit 99.2 may be materially changed upon completion of the required review of the information by the independent auditor.

As described in Note 13, The Company has determined that a reversal of a $0.7 million tax accrual related to the Brazilian operations should be reclassified as a tax benefit from discontinued operations. The reclassification has no effect on the net loss of $0.3 million, or $0.03 per share, as reported in the first quarter of 2003. The reclassification does, however, change the loss from continuing operations from $0.3 million, or $0.03 per share, to $1.0 million, or $0.11 per share. Loss from discontinued operations changes from $29 thousand, or $0.00 per share, to income of $0.7 million, or $0.08 per share, in the first quarter of 2003.

THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN REVIEWED.  The Company’s new independent auditors are in the process of reviewing the financial information which is presented in this document. The auditors have had limited input regarding the presentation and assumptions that management has made in this financial information. Although management believes that the information set forth is materially accurate, there are certain aspects of the financial information that management believes will need to be more thoroughly discussed with the independent auditors as they continue the process of the audit and review of financial information from the year 2000 to the present. These issues will likely include, but not be limited to, revenue recognition and all significant reserves and accruals.  It is possible that the information contained in this document could change materially prior to the independent auditor’s finalization of the review and the Company’s finalization of the Form 10-Q for the quarter ended March 31, 2004. Further, the information contained in this document does not meet the requirements which are set forth pursuant to Form 10-Q and should not be interpreted to be a substitute for all of the information that would normally be included in a Form 10-Q.

Financial Statements

LANCER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share data)

ASSETS

	March 31, 2004	December 31, 2003

Current assets:
Cash	$2,845	$1,129
Receivables:
Trade accounts and notes	16,602	14,226
Other	1,038	1,205
	17,640	15,431
Less allowance for doubtful accounts	(707)	(745)

Net receivables	16,933	14,686

Inventories	22,817	24,502
Prepaid expenses	1,314	474
Tax refund receivable	—	288
Deferred tax asset	567	568

Total current assets	44,476	41,647

Property, plant and equipment, at cost:
Land	1,432	1,432
Buildings	22,211	22,211
Machinery and equipment	23,717	22,769
Tools and dies	12,715	12,709
Leaseholds, office equipment and vehicles	10,680	10,796
Assets in progress	2,092	2,597
	72,847	72,514
Less accumulated depreciation and amortization	(39,360)	(38,395)

Net property, plant and equipment	33,487	34,119

Long-term receivables	10	12
Long-term investments	1,989	1,786
Intangibles and other assets, at cost, less accumulated amortization	5,115	5,114

	$85,077	$82,678

See accompanying notes to consolidated financial statements.

LANCER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share data)

LIABILITIES AND SHAREHOLDERS’ EQUITY

	March 31, 2004	December 31, 2003

Current liabilities:
Accounts payable	$7,849	$7,043
Current installments of long-term debt	2,742	2,735
Line of credit with bank	2,000	1,000
Deferred licensing and maintenance fees	1,018	1,021
Accrued expenses and other liabilities	7,178	7,249
Taxes payable	324	—
Total current liabilities	21,111	19,048

Deferred tax liability	1,001	1,067
Long-term debt, excluding current installments	7,878	8,268
Deferred licensing and maintenance fees	2,198	2,396
Other long-term liabilities	110	146

Total liabilities	32,298	30,925

Commitments and contingencies

Shareholders’ equity:
Preferred stock, without par value 5,000,000 shares authorized; none issued	—	—

Common stock, $.01 par value:
50,000,000 shares authorized; 9,432,119 issued and 9,367,893 outstanding in 2004, and 9,426,119 issued and 9,361,893 outstanding in 2003	94	94

Additional paid-in capital	12,878	12,848

Accumulated other comprehensive loss	35	6

Deferred compensation	(67)	(92)

Retained earnings	40,199	39,257

Less common stock in treasury, at cost; 64,226 shares in 2004 and 2003	(360)	(360)

Total shareholders’ equity	52,779	51,753

	$85,077	$82,678

See accompanying notes to consolidated financial statements.

LANCER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in thousands, except share data)

	Three Months Ended
	March 31, 2004	March 31, 2003

Net sales	$30,356	$26,874
Cost of sales	21,755	21,080
Gross profit	8,601	5,794

Selling, general and administrative expenses	7,512	6,582
Operating income	1,089	(788)

Other (income) expense:
Interest expense	109	168
(Income) loss from joint ventures	(153)	226
Minority interest	—	—
Other income, net	(353)	(201)
	(397)	193

Income (loss) from continuing operations before income taxes	1,486	(981)

Income tax expense (benefit):
Current	605	(139)
Deferred	(63)	168
	542	29

Income (loss) from continuing operations	944	(1,010)

Discontinued operations:
Loss from operations of discontinued Brazilian subsidiary	—	44
Income tax benefit	—	(737)
(Income) loss from discontinued operations	—	(693)
Net earnings (loss)	$944	$(317)

Common Shares Outstanding:
Basic	9,367,431	9,345,331
Diluted	9,471,713	9,345,331

Earnings Per Share:
Basic
Earnings (loss) from continuing operations	$0.10	$(0.11)
Earnings from discontinued operations	$—	$0.08
Net earnings	$0.10	$(0.03)

Diluted
Earnings (loss) from continuing operations	$0.10	$(0.11)
Earnings from discontinued operations	$—	$0.08
Net earnings	$0.10	$(0.03)

See accompanying notes to consolidated financial statements.

LANCER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	March 31, 2004	March 31, 2003
Cash flow from operating activities:
Net earnings (loss)	$944	$(317)
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities
Depreciation and amortization	1,192	1,286
Deferred licensing and maintenance fees	(201)	(30)
Deferred income taxes	(61)	10
Loss (gain) on sale and disposal of assets	(327)	(11)
(Income) loss from joint ventures	(153)	226
Stock-based compensation expense	25	28
Changes in assets and liabilities:
Receivables	(2,183)	1,851
Prepaid expenses	(840)	(759)
Income taxes receivable	288	(1,444)
Inventories	1,757	(19)
Other assets	(11)	(128)
Accounts payable	725	(1,818)
Accrued expenses	(88)	(1,112)
Income taxes payable	329	(182)

Net cash provided by (used in) operating activities	1,396	(2,419)
Cash flow from investing activities:
Proceeds from sale of assets	359	11
Acquisition of property, plant and equipment	(527)	(1,214)
Proceeds from sale (purchase) of long-term investments	(49)	—

Net cash used in investing activities	(217)	(1,203)
Cash flow from financing activities:
Net borrowings under line of Credit Agreements	1,000	2,000
Retirement of long-term debt, net of proceeds	(383)	(381)
Net proceeds from exercise of stock options	61	69

Net cash provided by financing activities	678	1,688

Effect of exchange rate changes on cash	(141)	80
Net increase (decrease) in cash	1,716	(1,854)
Cash at beginning of period	1,129	3,241

Cash at end of period	$2,845	$1,387

See accompanying notes to consolidated financial statements.

1.  Basis of Presentation

Management believes all adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair presentation of financial position and results of operations.  All intercompany balances and transactions have been eliminated in consolidation.  It is suggested that the consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in Exhibit 99.1 to this filing.

As described more fully in Note 12, the financial information contained herein has not been reviewed by the Company’s independent auditors. The Company intends to file all of the appropriate periodic reporting forms and amendments with the Securities and Exchange Commission (the “SEC”) after the independent auditors have completed the audits and reviews and all additional required disclosure has been completed. The Company recognizes that the information contained in this document may change materially upon completion of the required review of the information by the independent auditor.

Certain amounts in the consolidated financial statements for prior periods have been reclassified to conform with the current year’s presentation.

2.  New Accounting Pronouncements

Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51,” issued in January 2003, addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation.  Interpretation No. 46 applies immediately to variable interests in variable interest entities created and/or obtained after January 31, 2003.  The application of this Interpretation did not have a material impact on the Company’s financial statements.

SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” issued in April 2003, amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  The Statement is generally effective for contracts entered into or modified after June 30, 2003.  The adoption of SFAS No. 149 did not have a material impact on the Company’s financial statements.

SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” issued in May 2003, establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity.  The Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities.  The adoption of SFAS No. 150 did not have a material impact on the Company’s financial statements.

3.  Discontinued Operations

During the quarter ended June 30, 2002, the Company decided to close its Brazilian subsidiary. Accordingly, the Company has reported the results of operations of the Brazilian subsidiary as discontinued operations in the Consolidated Statements of Operations.

Certain information with respect to the discontinued Brazilian operation for the three months ended March 31, 2004 and 2003 is as follows (amounts in thousands):

	Three Months Ended
	March 31, 2004	March 31, 2003

Net sales	$—	$—

Pretax loss from discontinued operations	—	—

Pretax loss on disposal of discontinued operations, net of tax	—	44

Income tax benefit	—	(737)

(Income) loss from discontinued operations	$—	$(693)

During the first quarter of 2003, the IRS completed its audit of the Company’s deduction of its investment in the Brazilian operations, and other matters.  As a result, the Company reversed certain tax accruals resulting in a tax benefit of  $0.7 million from discontinued operations for the year ended December 31, 2003.

Assets and liabilities of the discontinued operation are as follows (amounts in thousands):

	March 31, 2004	March 31, 2003
Current assets		$145
Property, plant and equipment, net	—	—
Current liabilities	(1,196)	(1,369)

Net liabilities of discontinued operation	$(1,196)	$(1,224)

Current liabilities include a $1.196 million note payable that was due on December 31, 2001.  The note payable is more fully described in Note 5 to the Company’s consolidated financial statements for the year ended December 31, 2003.

4.  Inventory Components

Inventories are stated at the lower of cost or market on a first-in, first-out basis (average cost as to raw materials and supplies) or market (net realizable value).  Inventory components are as follows (amounts in thousands):

	March 31, 2004	December 31, 2003
Finished goods	$8,194	$9,327
Work in process	5,821	6,504
Raw material and supplies	8,802	8,671
	$22,817	$24,502

During 2003, the Company took a charge of approximately $1.2 million on inventory unlikely to be used as intended in the production of a customer’s beverage dispensing platform.  The Company believes there are no significant alternative uses for the inventory.  Lancer is seeking reimbursement from the customer, but can make no assurance that it will be successful in obtaining the reimbursement.  If it were to receive reimbursement in the future, Lancer would recognize income of approximately $1.2 million.  An agreement for reimbursement received prior to the completion of the 2003 audit would likely cause material changes in the financial information presented in this Form 8-K.

5.   Net Earnings Per Share

Basic earnings per share is calculated using the weighted average number of common shares outstanding and diluted earnings per share is calculated assuming the issuance of common shares for all potential dilutive common shares outstanding during the reporting period.  The dilutive effect of stock options approximated 104,282 shares for the three months ended March 31, 2004.  Basic and diluted earnings per share are the same for the three months ended March 31, 2003.  Options to purchase approximately 98,550 and 85,550 shares in three months ended March 31, 2004 and 2003, respectively, were outstanding but were not included in the computation because the exercise price is greater than the average market price of the common shares.

6.   Stock Compensation Plans

The Company utilizes the intrinsic value method required under provisions of APB Opinion No. 25 and related interpretations in measuring stock-based compensation for employees. If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, net earnings and net earnings per share would have been adjusted to the pro forma amounts indicated in the table below (amounts in thousands, except share data):

	March 31, 2004		March 31, 2003
Net earnings (loss)-as reported	$944		$(317)
Deduct: Total stock-based compensation expense determined under fair value based method for all awards, net of tax	(30)		(28)
Net earnings (loss)-pro forma	$914		$(345)
Net earnings (loss) per basic share-as reported	$0.10		$(0.03)
Net earnings (loss) per basic share-pro forma	$0.10		$(0.04)

Net earnings (loss) per diluted share-as reported	$0.10		$(0.03)
Net earnings (loss) per diluted share-pro forma	$0.10		$(0.04)

Weighted-average fair value of options, granted during the period	$—	(1)	$5.15

The fair value of each option granted in the three months ended March 31, 2004 and 2003, respectively, is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	Three Months Ended
	March 31, 2004		March 31, 2003

Expected life (years)	—	(1)	7
Interest rate	—	(1)	3.3%
Volatility	—	(1)	47.5%
Dividend yield	None		None

(1) No options were granted during the three months ended March 31, 2004.

7.   Comprehensive Income

The following are the components of comprehensive income (amounts in thousands):

	Three Months Ended
	March 31, 2004	March 31, 2003

Net earnings (loss)	$944	$(317)
Foreign currency gain arising during the period	27	633

Unrealized gain on investment, net of tax	—	40

Comprehensive income	$971	$356

Accumulated other comprehensive loss on the accompanying consolidated balance sheets includes foreign currency gains, unrealized (gain) loss on investment and unrealized loss on derivative instruments.

8.   Income Taxes

The actual tax benefit for the three months ended March 31, 2003 differs from the “expected” tax expense (computed by applying U.S. Federal corporate rate of 34% to earnings before income taxes) primarily as a result of the factors described below.

In accordance with SFAS No. 109, no federal income taxes had been provided for the accumulated undistributed earnings of the Company’s Domestic International Sales Corporation (the “DISC”) as of December 31, 1992.  On December 31, 1992, the accumulated undistributed earnings of the DISC totaled $2.4 million. During the three months ended March 31, 2003, the Company decided to terminate the DISC election and recorded $0.8 million in income tax expense for the taxes due prior to December 31, 1992.

During the first quarter of 2003, the IRS completed its audit of the Company’s deduction of its investment in the Brazilian operations, and other matters.  As a result, the Company reversed certain tax accruals in the three months ended March 31, 2003, resulting in an income tax benefit of $1.1 million. Of this benefit, $0.7 million related to the Brazilian operations was reclassified from tax benefits of continuing operations to tax benefits of discontinued operations for the three months ended March 31, 2003.  See also Note 13.

9.   Segment and Geographic Information

The Company is engaged in the manufacture and distribution of beverage dispensing equipment and related parts and components.  The Company manages its operations geographically.  Sales are attributed to a region based on the ordering location of the customer.

(Amounts in Thousands)	North America	Latin America	Asia/ Pacific	Europe	Corporate	Total

Three months ended March 31, 2004
Total revenues	$19,184	$1,095	$6,620	$3,457	$—	$30,356
Operating income (loss)	4,124	(162)	717	567	(4,157)	1,089

Three months ended March 31, 2003
Total revenues	$18,509	$1,938	$4,919	$1,508	$—	$26,874
Operating income (loss)	1,281	473	567	8	(3,117)	(788)

All intercompany revenues are eliminated in computing revenues and operating income.  The corporate component of operating income represents corporate general and administrative expenses.

10.   Product Warranties

The Company generally warrants its products against certain manufacturing and other defects.  These product warranties are provided for specific periods of time from the date of sale.  As of March 31, 2004 and December 31,2003, the Company has accrued $0.7 million and $0.5 million, respectively, for estimated product warranty claims.  The accrued product warranty costs are based primarily on actual warranty claims as well as current information on repair costs.  Warranty claims expense for the three months ended March 31, 2004 and March 31, 2003 were $0.06 million and $0.12 million.

11.  Other Guaranties

During 2003, Lancer FBD Partnership, Ltd., of which the Company owns 50%, obtained a $1.5 million revolving credit facility from a bank.  The Company guaranteed the repayment of the debt.  In accordance with FIN 45, the Company has recorded a liability of $22,500, which represents the estimated value of the guaranty.  Additionally, the Company guaranteed a $0.75 million revolving credit facility payable by Moo Technologies, LLC (50% owned by the Company) to a bank.  The Company recorded a liability of $11,250 in 2003, which represents the estimated value of the guaranty.  Moo Technologies, LLC is a developmental stage company that reported an operating loss and no operating revenue in 2003.

12.  Other Matters

In June 2003, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) began conducting an internal investigation (the “Investigation”). The Investigation was related to allegations raised by a lawsuit against The Coca-Cola Company by a former Coca-Cola employee, Matthew Whitley. Although the Company was not a defendant to the lawsuit, certain allegations contained in the lawsuit specifically involved the Company. The Investigation was later expanded to include allegations raised in certain press articles.

The Company’s former independent auditors, KPMG LLP, advised that, until the Investigation was complete, they would not be able to complete their review of the Company’s consolidated financial statements for the second and third quarters of 2003. Therefore, the Company was unable to file its quarterly reports for the second and third quarters with the SEC. On December 5, 2003, the Company provided financial information for the second and third quarters of 2003 in exhibits to a Form 8-K, in order to provide information to the investing public while the Investigation continued.

The Company’s inability to file its quarterly report for the second quarter of 2003 with the SEC on a timely basis violated the American Stock Exchange (“AMEX”) continued listing standards, specifically Section 1003(d) of the AMEX Company Guide. The Company submitted a formal action plan to regain compliance with AMEX on September 30, 2003 and AMEX accepted the plan on October 8, 2003. Since the initial acceptance, the Company has had to revise the plan with the approval of AMEX in order to accommodate new developments, including the Company’s inability to file its annual report on Form 10-K for 2003 and its quarterly report on Form 10-Q for the first quarter 2004 with the SEC. The plan currently indicates that the Company expects to regain compliance with the listing standards on or near June 30, 2004. By accepting the plan and its revisions, AMEX has provided the Company with an extension of time in order to regain compliance and is allowing the Company to maintain its listing, subject to periodic progress reviews by the AMEX staff. If the Company does not make progress consistent with the plan or regain compliance in a time and manner acceptable to AMEX, the AMEX staff could initiate delisting procedures. The Company intends to make all efforts to comply fully with the plan, although no assurance can be made that it will achieve compliance by the target date or otherwise progress in a manner acceptable to AMEX.

In August of 2003, the United States Attorney’s Office for the Northern District of Georgia (the “US Attorney’s Office”) informed the Company that it was conducting an investigation arising from allegations raised in a lawsuit against The Coca-Cola Company by a former Coca-Cola employee, Matthew Whitley, and requested certain information, which the Company supplied. In January 2004, the Company received written notice that the SEC had issued a formal order of investigation that appeared to concern matters which were the subject of the Investigation. The Company has fully cooperated, and intends to continue to cooperate fully, with both the US Attorney’s Office and the SEC investigations. Although we are unable at this point to predict the scope or outcome of these investigations, it is possible that it could result in the institution of administrative, civil injunctive or criminal proceedings, the imposition of fines and penalties, and/or other remedies and sanctions.  The conduct and outcome of these proceedings could adversely and materially affect our business. In addition, we expect to continue to incur expenses associated with responding to these agencies, regardless of the outcome, and the efforts and attention of our management team may be diverted from normal business operations. This could adversely and materially affect our business, financial condition, operating results, and cash flow.

On January 30, 2004, the Company announced in a press release the Investigation had concluded and the Audit Committee released a general summary of the Investigation findings and filed the press release as an exhibit to Form 8-K on February 2, 2004. On February 2, 2004, KPMG resigned from its position as independent auditors of the Company. In addition, KPMG withdrew its December 31, 2002, 2001 and 2000 audit reports and advised the Company that the financial statements and related audit reports should no longer be relied upon. KPMG stated in a letter to the Company that they had determined that likely illegal acts had come to their attention and that these illegal acts would have a material effect on the Company’s financial statements. Additionally, KPMG indicated that information had come to their attention that caused them to conclude that the Company’s accounting for revenue recognition in connection with sales of equipment to Coca-Cola North America Fountain in the years ended December 31, 2001 and 2002 is not correct and had raised concerns that the accounting is not correct in each of the three quarters of fiscal year 2003. The Company has filed the letters from KPMG which describe these assertions and have responded to them in an 8-K, filed with the SEC on February 10, 2004, and two subsequent amendments to that Form 8-K, filed with the SEC on February 24, 2004 and March 10, 2004.

On March 1, 2004, the Audit Committee engaged BDO Seidman, LLP (“BDO”) as the Company’s new independent auditor.

In order for the Company to become current with its SEC filings, an audit of the Company’s financial information for 2003 and preceding fiscal years and all required reviews of financial information for quarterly periods, must be completed by an independent auditor. The Company intends to file all of the appropriate forms and amendments with the SEC after the independent auditors have completed the audits and reviews and all required disclosure has been completed.

Our independent auditors have not completed their review of the financial information contained in this document, as would be required pursuant to a Form 10-Q.  The Company recognizes that the information contained in this document may change materially based upon completion of the review by the independent auditor. The Company further recognizes that the information contained in this document and the information contained in the Form 8-K filed on December 5, 2003 does not make the Company current in its filing requirements with the SEC. The filing of the delinquent periodic reports after the independent auditor’s audit and review is complete would eliminate certain consequences of the deficient filings, but the Company would remain ineligible to use Forms S-2 and S-3 to register securities until all required reports under the Securities Exchange Act of 1934 have been timely filed for the 12 months prior to the filing of the registration statement for those securities.

On May 14, 2004, a purported class action, cause number 04-CV-427, naming as defendants the Company, George F. Schroeder, David F. Green and The Coca-Cola Company was filed in the United States District Court for the Western District of Texas by TDH Partners. The action alleges that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. Specifically, the complaint alleges that during the period October 26, 2000 to February 4, 2004, the defendants engaged in a pattern of fraudulent conduct involving the issuance of a series of false and misleading statements because they inaccurately describe the nature of Lancer’s revenue, with a goal of manipulating the sales of fountain products. The action also alleges that Lancer’s public statements failed to fully reveal that it had major manufacturing problems, which resulted in a high defect rate in its products and that Lancer engaged in a fraudulent scheme with its largest customer, to artificially create demand for a new line of soda machine dispensers that Lancer was manufacturing for the customer to sell to its commercial customers. No specific amount of damages has been claimed.  The Company has not been served with the lawsuit as of the date of this filing.

It has come to the Company's attention that an additional purported class action may have been filed with the United States District Court for the Western District of Texas containing similar allegations, but the Company has been unable to verify such filing as of the date of this filing and has not been served with such lawsuit.

13.  Reclassification

During the first quarter of 2003, the IRS completed its audit of the Company’s deduction of its investment in its Brazilian operations, and other matters. As a result, the Company reversed certain tax accruals in the three months ended March 31, 2003, resulting in an income tax benefit included in continuing operations of $1.1 million. The

Company has since determined that the reversal of $0.7 million of the accruals related to the Brazilian operations should be reclassified as a tax benefit from discontinued operations. The reclassification has no effect on the net loss of $0.3 million, or $0.03 per share, as reported in the first quarter of 2003. The reclassification does, however, change the loss from continuing operations from $0.3 million, or $0.03 per share, to $1.0 million, or $0.11 per share.  Loss from discontinued operations changes from $29,000, or $0.00 per share, to income of $0.7 million, or $0.08 per share, in the first quarter of 2003.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This document contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995 and information relating to the Company and its subsidiaries that are based on the beliefs of the Company’s management.  When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “plan,” and “intend” and words or phrases of similar import, as they relate to the Company or its subsidiaries or Company management, are intended to identify forward-looking statements.  Such statements reflect the current risks, uncertainties and assumptions which exist or must be made as a result of certain factors including, without limitation, competitive factors, general economic conditions, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, one-time events and other factors described herein and in other filings made by the Company with the SEC.  Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, forecast, planned or intended.  The Company does not intend to update these forward-looking statements.

The following discussion should be read in connection with the Company’s Consolidated Financial Statements, related notes and other financial information included elsewhere in this document.

Results of Operations

Revenues by Geographic Segment

(Amounts in thousands)

			% Change
				Local Currency First Quarter 2004 vs 2003
	Quarter Ended March 31,		First Quarter 2004 vs 2003
	2004	2003
North America	$19,184	$18,508	4%	4%
Latin America	1,095	1,937	-43%	-37%
Asia/Pacific	6,620	4,919	35%	8%
Europe	3,457	1,509	129%	98%
	$30,356	$26,873	13%	7%

Revenues.  Net sales for the first quarter ended March 31, 2004 were $30.4 million, up 13% from sales in the first quarter of 2003.  On a ‘local currency basis”, which eliminates the impact of currency exchange rate fluctuations, sales rose 7%.  In the North America region, sales rose 4% in the first quarter of 2004 over prior year levels. In the Latin America region, sales for the 2004 quarter declined 43% from the first quarter last year.  Local currency sales declined 37%, as conditions in the Latin America market remain weak.  Sales in the Asia/Pacific region rose 35%, or 8% on a local currency basis.  During the first quarter of 2004, the Company began to experience improved demand from some of the developing Asian countries.  In Europe, sales rose 129%, or 98% on a local currency basis, due largely to improved shipments of valves.  Production issues with one of the Company’s valve products negatively impacted sales in the Europe region in the 2003 period.  Additionally, incremental sales in the United Kingdom, where Lancer established an operation in 2003, boosted results for the Europe region.

Gross margin.  Gross margin was 28.1% in the first quarter of 2004, compared to 21.6% in the first quarter last year.  The 2004 quarter benefited from higher factory output combined with a strong focus on manufacturing cost controls.

Additionally, product mix contributed to higher margin in the 2004 period.  Sales of spare parts and valves were particularly strong.

Operating expenses.  Selling, general and administrative expenses were $7.6 million in the first quarter of 2004, compared to $6.6 million in the same quarter of 2003.  The spending increase was caused partly by $0.8 million of costs relating to the investigations conducted by the Audit Committee and the investigations by the SEC and the US Attorney’s Office.  There were additional costs in the 2004 period from the ongoing audit of the Company’s financial statements for the years 2000 through 2003.  Finally, exchange rate fluctuations caused spending to increase by $0.3 million over the 2003 period.

Non-Operating Income/Expenses.

•     Interest expense was $0.1 million in the first quarter of 2004, down from $0.2 million in the first quarter of 2003.  Lower average borrowings caused most of the improvement.

•                  Income from joint ventures was $0.2 million in the first quarter of 2004, compared to a loss of $0.2 million in the first quarter of 2003.  The improvement in 2004 was driven by the profitability of the Company’s 50% owned joint venture Lancer FBD Partnership, Ltd. (“Lancer FBD”).  During the first quarter of 2004, one of Lancer FBD’s customers agreed to reimburse it for $0.5 million of inventory that had been impaired during 2003.

•                  Other income in the first quarter of 2004 included a $0.4 million gain relating to insurance proceeds from a claim that occurred in 2003.

•                  The effective tax rate in the first quarter of 2004 was 36.5%, compared to 70.6% in the first quarter of 2003.  In the first quarter of 2003, the Company decided to terminate the Domestic International Sales Corporation election for the Company’s subsidiary that exports products from the United States.  The termination resulted in a $0.8 million charge to income tax expense.  Additionally, the IRS completed its audit of the Company’s deduction of its investment in Brazil, and other matters.  As a result, Lancer reversed certain tax accruals, resulting in an income tax benefit of $0.3 million.

Net Earnings/Loss.  Net earnings were $0.9 million in the first quarter of 2004, compared to a loss of $0.3 million in the first quarter of 2003.  Higher sales and a higher gross margin led to the improved profitability in the 2004 period.

Outlook

During 2003, the Company took a charge of approximately $1.2 million on inventory unlikely to be used as intended in the production of a customer’s beverage dispensing platform.  The Company believes there are no significant alternative uses for the inventory.  Lancer is seeking reimbursement from the customer, but can make no assurance that it will be successful in obtaining the reimbursement.  If it were to receive reimbursement in the future, Lancer would recognize income of approximately $1.2 million.  An agreement for reimbursement received prior to the completion of the 2003 audit would likely cause material changes in the financial information presented in this Form 8-K.

During the first quarter of 2004, the Company incurred $0.8 million of expenses relating to the Investigation conducted by the Audit Committee, and the investigations conducted by the SEC and the US Attorney’s Office.  The Company expects to continue to incur expense from the investigations and related matters during 2004.  Additionally, the Company expects to incur significant additional expense in the second quarter of 2004 from the audit of the Company’s financial statements for fiscal years 2000, 2001, 2002 and 2003.

Liquidity and Capital Resources

The Company’s principal sources of liquidity are cash flows from operations and amounts available under the Company’s existing lines of credit under its Seventh Amendment and Restated Credit Agreement, as amended (the “Credit Agreement”). The Company has met, and currently expects that it will continue to meet, substantially all of its working capital and capital expenditure requirements, as well as its debt service requirements, with funds provided by operations and borrowings under its credit facilities.

The Credit Facility

As previously reported in a Form 8-K, filed with the SEC on April 22, 2004, the Company is in Default (as defined in the Credit Agreement) of the Credit Agreement under Section 5.1(a), pursuant to which the Company is required to deliver copies of its audited consolidated financial statements within 95 days of the end of each fiscal year. Additionally, other events or circumstances, including but not limited to, the Company’s inability to comply with certain financial covenants and its inability to comply with filing requirements under the Exchange Act of 1934, as amended, may have also caused additional Defaults and/or Events of Default (as defined in the Credit Agreement) to have occurred.  Pursuant to the terms of the Credit Agreement, the Company’s lenders may withhold funding obligations if a Default or Event of Default exists and, if an Event of Default exists, the Company’s lenders may (i) terminate all or any portion of their commitments, or (ii) declare the principal of, and all earned and accrued interest on, the outstanding notes to be immediately due and payable.  The Company’s lenders have honored all requests for funding to date and have not taken any action to exercise remedies relating to a Default or Event of Default, although they have not waived any of their rights or remedies under the Credit Agreement.

The Company has agreed with its lenders upon the basic terms of an amendment to its Credit Agreement, and expects final documentation to be completed in the near future. The Company cannot, however, make any assurance that final terms of the contemplated amendment to its Credit Agreement will be ultimately approved or agreed upon, that such documentation will ever be completed or that the final terms of the amendment to its Credit Agreement, if completed, would not be materially less favorable than the current terms of the Credit Agreement or even the agreed upon terms described below.  Further, prior to finalizing an amendment to its Credit Agreement, the Company can make no assurance that its lenders will honor any additional requests for funding or that the lenders will not (i) terminate all or any portion of their commitments, or (ii) declare the principal of, and all earned and accrued interest on, the outstanding notes to be immediately due and payable. Although the Company expects cash flow from operations, along with cash on hand, to be sufficient to meet our cash needs during the negotiation and documentation of the contemplated amendment to its Credit Agreement, due to the uncertainty of the finalization process and the ability of the lenders to refuse to honor any additional requests for funding, the Company can make no assurance that it will have adequate cash available during that period.  If the lenders (i) terminated all or any portion of their commitments, or (ii) declared the principal of, and all earned and accrued interest on, the outstanding notes to be immediately due and payable, the Company’s ability to continue to operate would be materially and adversely affected.

Because the Company believes that it will finalize an amendment to its Credit Agreement with its lenders, it has classified as a non-current liability the portion of the debt that is due later than one year from March 31, 2004.  If the Company remains in default of the Credit Agreement when it files its Form 10-Q for the quarter ended March 31, 2004, the Company will reclassify the $7.9 million of long term debt as a current liability.

As of March 31, 2004, the credit facility provided for a $25.0 million revolving loan with an outstanding balance of $2.0 million, and term loans with a combined outstanding balance of $9.0 million.  Permitted borrowings under the revolving loan are based upon a specified percentage of the Company’s accounts receivable and inventory in a given month.  On March 31, 2004, the Company had cash of $2.8 million, and unused availability of $14.4 million under its revolving loan.  The credit facility expires on July 15, 2005, and is collateralized by substantially all of the Company’s assets in the United States.

The proposed terms of the contemplated amendment to the Credit Agreement that have been agreed to include a reduced revolving loan amount of $10.0 million with a maturity date of January 31, 2005, an extension until July 31, 2004 of the requirement to deliver audited financial statements for the years 2000, 2001, 2002 and 2003, higher borrowing costs and an amendment and waiver fee, and additional information delivery including monthly certified financial statements, additional events of default and waiver of prior defaults.  The terms that have been agreed to are non-binding and are subject to change prior to finalization of the contemplated amendment to the Credit Agreement.

Cash Provided by Operations and Capital Expenditures

Cash provided by operating activities was $1.4 million in the first quarter of 2004, compared to cash used in operating activities of $2.4 million in the same period of 2003.  The improvement in 2004 was caused largely by the Company’s profitability and a reduction of inventory levels.  The Company made capital expenditures of $0.5 million in the first quarter of 2004, primarily for equipment and tooling.

Other Debt

The Company has a $1.196 million note payable outstanding in relation to the business of the Company's discontinued Brazilian operations that was due on December 31, 2001.  The Company has not repaid the note, pending discussions with the payee relating to settlement of the debt, but it has recorded the balance of the note plus interest accrued through March 31, 2004 in its financial statements.  During the second quarter of 2003, the payee demanded payment of the note.  The Company has not paid the note, but has chosen to continue to discuss the status of the note and attempt to settle the debt evidenced by the note.  The Company can make no assurance that it will be successful in negotiating such a settlement of the debt.  The Company believes that it has the liquidity available to pay the note if the circumstances so require, assuming that the Company’s ability to access cash through its credit facility remains unimpeded. Nonpayment of a material obligation is an event of default under the Company’s Credit Agreement.  The Company’s lenders under the Credit Agreement have waived the event of default caused by the nonpayment of the note to the Company’s credit facilities. If the Company were legally required to pay the note and the Company’s lenders exercised their right not to honor a request for funding by the Company (as described in Note 5 and the section ”Management’s Discussion and Analysis of Financial Condition and Results of Operation – Liquidity and Capital Resources” contained elsewhere in this financial information), the Company may be unable to provide adequate funds to pay the note, which could force the Company not to comply with such legal requirement. Such a result could have a material adverse effect on the Company’s business.

Quantitative and Qualitative Disclosures About Market Risk

There have been no significant changes in the Company’s market risk factors since December 31, 2002.

Legal Proceedings

In August of 2003, the US Attorney’s Office for the Northern District of Georgia (the “US Attorney’s Office”) informed the Company that it was conducting an investigation arising from allegations raised in a lawsuit against The Coca-Cola Company by a former Coca-Cola employee, Matthew Whitley and requested certain information, which the Company supplied. On January 13, 2004, the Company received written notice that the SEC had issued a formal order of investigation, dated December 3, 2003, that appears to concern matters which were the subject of the Audit Committee 1nvestigation, including allegations contained in the Matthew Whitley lawsuit against the Coca-Cola Company. The Company is unable at this point to predict the scope or outcome of these investigations. The Company has cooperated, and intends to continue to cooperate, with both the US Attorney’s Office and the SEC investigations.

On May 14, 2004, a purported class action, cause number 04-CV-427, naming as defendants the Company, George F. Schroeder, David F. Green and The Coca-Cola Company was filed in the United States District Court for the Western District of Texas by TDH Partners. The action alleges that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. Specifically, the complaint alleges that during the period October 26, 2000 to February 4, 2004, the defendants engaged in a pattern of fraudulent conduct involving the issuance of a series of false and misleading statements because they inaccurately describe the nature of Lancer’s revenue, with a goal of manipulating the sales of fountain products. The action also alleges that Lancer’s public statements failed to fully reveal that it had major manufacturing problems, which resulted in a high defect rate in its products and that Lancer engaged in a fraudulent scheme with its largest customer, to artificially create demand for a new line of soda machine dispensers that Lancer was manufacturing for the customer to sell to its commercial customers. No specific amount of damages has been claimed.  The Company has not been served with the lawsuit as of the date of this filing.

It has come to the Company's attention that an additional purported class action may have been filed with the United States District Court for the Western District of Texas containing similar allegations, but the Company has been unable to verify such filing as of the date of this filing and has not been served with such lawsuit.

The Company intends to vigorously defend itself against Plaintiffs’ claims. Due to the uncertainty of litigation, and the early stage of the proceedings, the Company is unable to express an opinion as to the probably or likely outcome of this litigation or an estimate of the amount or range of potential loss in the event of an unfavorable outcome.